POWER OF ATTORNEY

         We, the undersigned Officers and Trustees of Putnam Master Intermediate Income Trust, hereby severally constitute and appoint George Putnam, Charles E. Porter, Gordon H. Silver, Edward A. Benjamin, Timothy W. Diggins and John W. Gerstmayr, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statement on Form N-14 of Putnam Master Intermediate Income Trust and any and all amendments (including post-effective amendments) to said Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

         WITNESS our hands and common seal on the date set forth below.

Signature                       Title                          Date

/s/ George Putnam
---------------------           Principal Executive            May 23, 1997
    George Putnam               Officer; President
                                and Chairman of the
                                Trustees

/s/ John D. Hughes
---------------------           Principal Financial            May 23, 1997
    John D. Hughes              Officer; Treasurer

/s/ Paul G. Bucuvalas
---------------------           Principal Accounting
    Paul G. Bucuvalas           Officer; Assistant             May 23, 1997
                                Treasurer

/s/ Jameson A. Baxter
---------------------           Trustee                        May 23, 1997
    Jameson A. Baxter

/s/ Hans H. Estin
---------------------           Trustee                        May 23, 1997
    Hans H. Estin

/s/ John A. Hill
---------------------           Trustee                        May 23, 1997
    John A. Hill

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/s/ Ronald J. Jackson
---------------------
    Ronald J. Jackson           Trustee                        May 23, 1997

/s/ Elizabeth T. Kennan
---------------------           Trustee                        May 23, 1997
    Elizabeth T. Kennan

/s/ Lawrence J. Lasser
---------------------           Trustee                        May 23, 1997
    Lawrence J. Lasser

/s/ Robert E. Patterson
---------------------           Trustee                        May 23, 1997
    Robert E. Patterson

/s/ Donald S. Perkins
---------------------           Trustee                        May 23, 1997
    Donald S. Perkins

/s/ William F. Pounds
---------------------           Trustee                        May 23, 1997
    William F. Pounds

/s/ George Putnam, III
---------------------           Trustee                        May 23, 1997
    George Putnam, III

/s/ A.J.C. Smith
---------------------           Trustee                        May 23, 1997
    A.J.C. Smith

/s/ W. Nicholas Thorndike
---------------------           Trustee                        May 23, 1997
    W. Nicholas Thorndike